EXHIBIT 10.2

           AGREEMENT FOR CAFETERIA AND SPECIAL EVENTS FOOD AND
                            VENDING SERVICES

This agreement, made this 26th day of June, 1995, by and between PITNEY BOWES INC, located at 1 Elmcroft Road, Stamford, CT (hereinafter referred to as PB) and UDS FOOD MANAGEMENT CORPORATION, located at 2 Broadway, Hamden, CT (hereinafter referred to as UDS) for the provision of cafeteria and special events food and vending services.

                               Witnesseth

In consideration of the covenants herein and intending to be legally bound hereby, the parties mutually agree as follows:

PB hereby grants to UDS, an independent contractor, the exclusive rights and privileges to sell and dispense by manual (cafeteria and special events catering) and automatic vending machines food, candy, non-alcoholic beverages, and other such products as are authorized by PB at or upon the premises, as specified in Appendix A.

UDS will install vending machines as specified in appendix A, and will keep such equipment adequately serviced and supplied with appropriate merchandise of good quality.

MAINTENANCE AND EQUIPMENT: The division of responsibility between PB and UDS is hereafter provided.
PB will be responsible for:
     a) cleaning of the dining area floors, walls, ceilings, windows and light fixtures;
     b)   removal of all trash and garbage;
     c) furnishing exterminator services, semi-annual cleaning of hoods, ducts and filters;
     d) furnishing maintenance services if and when required for the proper maintenance and repairs of said premises, fixtures, furniture, refrigeration and equipment and replacing equipment; and
     e)   replacement of serviceware inventories;

As a cost of operation UDS will be responsible for:
     a)   furnish all labor and management;
     b) keeping said premises, chinaware, flatware, glassware, furniture, fixtures, manual food service equipment and vending machines in a clean and sanitary condition in accordance with recognized standards for such equipment and in accordance with all laws, ordinances, regulations and rules of federal, state and local authorities;

     c) routine cleaning of the kitchen, kitchen & service area floors, cold storage areas, work surfaces and counter areas;
     d) laundry service for kitchen linens (uniforms, kitchen cleaning cloths, etc.);
     e)   purchase and preparation of all food, beverages and supplies;
     f)   repairing of the vending machines;
     g)   replacing of the vending equipment as required; and
     h)   routine daily cleaning for the dining room tables and chairs.

MENUS: UDS will submit menus, as specified in Appendix B, at prices specified in Appendix C for approval, post menus, complete with prices, and all menus will be nutritionally acceptable. UDS will cater special functions for PB, as requested, at prices mutually agreed upon and upon at least 72 hours advance notice.

LICENSES AND PERMITS: UDS shall obtain, as a cost of operation, prior to commencing operation, all necessary permits, licenses and other approvals required by law for the operation of PB's food service.

UTILITIES: PB shall, at its expense, provide UDS with necessary and sufficient refrigeration, freezer space, heat, light, water and electricity for the operations of the manual and vending service.

RECORDS: UDS will at all times, maintain an accurate record of all merchandise inventories and sales in connection with the operation of the manual food and vending service. All such records shall be kept on file by UDS for a period of two years, and UDS shall give PB and its agents the privilege, at any reasonable time during the two year period, of auditing its records. All sales, for the purpose of this Agreement, are defined as cash collections less applicable federal, state and local taxes for which UDS has the sole responsibility to collect, report and pay to the taxing authorities.

INSURANCE: During the term of this Agreement, UDS will provide and maintain, with an insurance carrier licensed to do business in this state:

     Submit Certificate of Insurance, with the following minimum limits, to
     PB:
          General Liability:
               $2,000,000 General Aggregate
               $1,000,000 Products-Comp Operations Aggregate
               $1,000,000 Personal & Advertising Injury
               $1,000,000 Each Occurrence BI & PD
          Auto Liability:
               $1,000,000 Combined Single Limit BI & PD
          Workers' Comp & Employers Liability:
               STATUTORY
               $1,000,000 Each Accident

               $1,000,000 Disease-Policy Limit
               $1,000,000 Disease-Each Employee

     The following coverages are also required: Additional Insured Wording; Waiver of subrogation in favor of Pitney Bowes Inc.; Broad Form Vendors Coverage; Contractual Liability Insurer Must Also Provide 30 Days Written Notice of Cancellation to PB's Attention.

PERSONNEL POLICIES: All food service employees will be on UDS's payroll. All persons employed by UDS at PB's premises shall be in uniform at all times. UDS's employees shall comply with the rules and regulations at any time, promulgated by PB for the safe, orderly and efficient conduct of all activities being carried out while on PB's premises.

UDS shall not retain, at the premises, any employee not acceptable to PB for any reason. UDS and PB shall not hire any person(s) formerly employed by the other, within one year from termination of such person's employment, without the written consent of the other.

UDS agrees to negotiate with PB any employment changes in on-site management personnel.

PB will allow employees and agents of UDS access to service areas and equipment at all reasonable times. UDS, in performing work by this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, creed, national origin, age, sex or disability. UDS's employment policies must meet the requirements of the Fair Labor Standards Act and all other regulations required by the United States Department of Labor. UDS is an equal opportunity employer.

UDS is an independent contractor and will not under any circumstances be considered an employee, servant, or agent of PB, nor will the employees, servants, or agents of UDS be considered as employees, servants, or agents of PB and neither UDS nor its employees, servants, or agents have any authority to bind PB in any respect whatsoever.

ACCOUNTING: UDS keeps records by accounting periods with each month ending on the last Friday of the Month. Any statement rendered, is due and payable within 15 days after receipt by PB's accounts payable department. Accounts which are more than 30 days in arrears are subject to late charges. Interest will be added at the rate of 0.75% per month, on past due accounts.

FINANCIAL CONSIDERATIONS: PB will pay UDS a weekly management fee of $1,540 to operate these services at the stated prices. During the initial start up period of the contract the weekly fee will be supplemented as follows:

          June 26 - July 28                  $150/week additional
          July 31 - Approx 9/29/95 when      $115/week additional
          balance of move is completed

ADJUSTMENTS OF FINANCIAL ARRANGEMENTS: In the event of material cost changes (whether taxes, labor, merchandise or equipment), it is understood that commensurate adjustments in selling prices or other financial arrangements between UDS and PB shall be agreed upon and effected by appropriate officials of the parties.

All obligations hereunder are subject to federal, state and local regulations. In the event the building or said premises, or any of them in which UDS's equipment and machines are located, are partially or completely damaged by fire, the elements, the public enemy, or any other casualty, or is UDS is prevented from operating hereunder because of such damage, or because of riots, labor troubles or disturbances, the same shall not be considered as a default under the provisions of this Agreement.

COMMENCEMENT AND TERMINATION: This Agreement shall become effective on or about June 26th, 1995, and shall remain in force for one year, unless terminated as herein provided. The term of this Agreement shall be one year from the date hereof and shall be automatically renewed for successive one year periods from the anniversary date, subject, however, to the right of either party to terminate this Agreement with or without cause at any time upon not less than thirty (30) days' prior written notice to the other party at its address hereinbefore mentioned, or such other change of address as may have been given.

Any notice to be given hereunder shall, if to UDS, be sent via registered mail, to:
     GEOFFREY RAMSEY
     PRESIDENT
     UDS FOOD MANAGEMENT CORP.
     2 BROADWAY
     HAMDEN CT 06518-2697

and, if to PB, via registered mail, to:
     BRUCE D. PALMER
     DIRECTOR OF SUPPORT SERVICES
     PITNEY BOWES INC
     1 ELMCROFT RD
     STAMFORD CT 06926-0700

STATE LAW DEFINITION: The provisions of this Agreement shall be construed under the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents.

PITNEY BOWES INC                   UDS FOOD MANAGEMENT CORP.



/s/ BRUCE D. PALMER                /s/ GEOFFREY RAMSEY
------------------------------     -------------------------------
Bruce D. Palmer                    Geoffrey Ramsey
Director, Support Services         President

                               APPENDIX A

Services shall be provided at the following facilities, as specified:

Pitney Bowes
27 Waterview Drive
Shelton, CT

1.   Cafeteria services
     a) Hours of operation: Breakfast 7:00 am - 10:00 am; Lunch 11:30 pm - 1:30 pm.
2.   Special Events catering services
3.   Automated Vending
4.   Convenience items in servery

Pitney Bowes
35 Waterview Drive
Shelton, CT

1.   Cafeteria services
     a) Hours of operation: Breakfast 7:00 am - 10:00 am; Lunch 11:30 pm - 1:30 pm.
2.   Special Events catering services
3.   Convenience items in servery

Pitney Bowes
40 Lindeman Drive
Trumbull, CT

1.   Cafeteria services
     a) Hours of operation: Breakfast 7:00 am - 10:00 am; Lunch 11:30 pm - 1:30 pm.

                               APPENDIX B

Menu items to be included in the cafeteria services:
* Grilled foods consisting of hamburgers, hot dogs, chicken and grilled sandwiches.
* Hot entrees consisting of two entrees, two vegetables or starch and freshly made soup.
* Sandwiches consisting of an assortment of fresh cold cuts, cheeses and salad mixtures, prepared on a made to order basis.
* Salad bar will be self serve and will include an assortment of side dishes such as cottage cheese, vegetables, pasta salad, etc.
*    A "Heart Healthy" program for health conscious employees.
* Deserts will be pre-plated and should also include self serve frozen yogurt.
*    Beverages will be self serve.

                               APPENDIX C
                            CAFETERIA PRICING

                                                            New
                                                            Price
          LUNCH HOT ENTREE
          Entree w/ starch and veg                          3.15
          Entree w/ starch and veg                          3.85
          Casserole entrees                                 2.50
          Entree only                                       2.35
          Veg or potato                                     0.50

          SOUP 8 OZ                                         0.55
          Soup 12 oz                                        0.70
          Soup 16 oz                                        0.80

          GRILL
          Hamburger                                         1.25
          Cheeseburger                                      1.45
          Hot dog                                           1.20
          Fries                                             0.65
          Grill cheese                                      1.25
          Chicken breast on a roll                          2.15

          DELI
          Egg salad                                         1.15
          Tuna salad / Bologna                              1.75
          Chik salad / ham salad                            1.80
          Turkey/ham                                        1.80
          Rst Beef                                          1.90
          Roll                                              0.20
          Cheese                                            0.20
          L&T                                               0.00

          SALAD BAR                                         0.23

          BEVERAGES
          Small Coffee, Tea                                 0.40
          12 oz Coffee                                      0.55
          16 oz Coffee                                      0.70
          Flavored coffee                                   +.10
          1/2 pint milk                                     0.50
          OJ small 8oz                                      N/A
          can soda                                          0.80
          soda 12 oz                                        0.60
          soda 16 oz                                        0.70
          soda 20 oz                                        0.85
          Snapple                                           1.15
          Bottled Water                                     0.95